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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Selected Historical Consolidated Financial Data" and "Experts" and to the use of our reports dated March 26, 2004 in Amendment No. 3 to the Registration Statement (Form S-4 No. 333-115927) and related Prospectus of Nortek, Inc. for the registration of $200,000,000 aggregate principal amount due at maturity Series B Senior Floating Rate Notes due 2010.

/s/ Ernst & Young, LLP

Boston, Massachusetts
June 21, 2004